Exhibit 99(d)(3)
AMENDED AND RESTATED EXHIBIT A
TO THE INVESTMENT ADVISORY AGREEMENT
BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC
DATED OCTOBER 20, 2008

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of September 18, 2009:

FUNDS	ANNUAL ADVISORY FEE (as a % of average daily net assets)

Global X FTSE Nordic 30 ETF	0.25%
Global X FTSE Denmark 30 ETF	0.25%
Global X FTSE Finland 30 ETF	0.25%
Global X FTSE Norway 30 ETF	0.25%
Global X FTSE Argentina 20 ETF	0.25%
Global X/InterBolsa FTSE Colombia 20 ETF	0.25%
Global X FTSE Egypt 30 ETF	0.25%
Global X FTSE Peru 20 ETF	0.25%
Global X FTSE Philippines 30 ETF	0.25%
Global X FTSE Poland 30 ETF	0.25%
Global X Pakistan KSE-30 ETF	0.25%
Global X Emerging Africa NR-40 ETF	0.25%
Global X FTSE United Arab Emirates 20 ETF	0.25%
Global X China Consumer ETF	0.25%
Global X China Energy ETF	0.25%
Global X China Financials ETF	0.25%
Global X China Industrials ETF	0.25%
Global X China Materials ETF	0.25%
Global X China Technology ETF	0.25%

GLOBAL X FUNDS

/s/ Bruno del Ama

Bruno del Ama

Title: President and CEO

GLOBAL X MANAGEMENT COMPANY LLC

/s/ Bruno del Ama

Bruno del Ama

Title: CEO